                                                                   Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Senetek, PLC
Napa, California

   We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2001, relating to the consolidated financial statements and schedules of Senetek, PLC appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

   We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP
San Francisco, California

March 1, 2002